Exhibit 99.1

Tidewater Inc. Announces Conference Call

NEW ORLEANS, April 14, 2008 – Tidewater Inc. (NYSE: TDW) announced today that its fiscal 2008 fourth quarter (ended March 31, 2008) earnings release and conference call have been scheduled for Monday, May 5, 2008. The press release will be issued before the market opens, and the conference call will begin at 10:00 a.m. CDT.

Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the US or Canada (1-706-679-8348 if calling from outside the US) and ask for the “Tidewater Inc” call just prior to the scheduled start. A replay of the conference call will be available beginning at 1:00 p.m. CDT on May 5, 2008, and will continue until 11:59 p.m. CDT on May 6, 2008. To hear the replay, call 1-800-642-1687 or (1-706-645-9291 if calling from outside the US). The conference call ID number is 43720642.

A simultaneous webcast of the conference call will be accessible online at the Tidewater Inc. website, www.tdw.com, and at the CCBN website, www.streetevents.com. The online replay will be available until June 5, 2008.

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.